Exhibit 99

Sypris Reports Fourth Quarter and Full Year 2017 Results

Raises Guidance for 2018

LOUISVILLE, Ky.--(BUSINESS WIRE)--March 20, 2018--Sypris Solutions, Inc. (Nasdaq/GM: SYPR) today reported financial results for its fourth quarter and full year ended December 31, 2017. Sypris Solutions continued to make important progress on several strategic initiatives to regain revenue momentum and better align its cost structure, while diversifying the Company’s book of business, both in terms of customers and markets. Many of those steps have been completed. As a result, the Company is positioned to achieve a growing and more stable revenue base, as demonstrated in its fourth quarter results, along with higher gross profit and a return to profitable operations.

HIGHLIGHTS

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  The Company’s fourth quarter revenue increased 7.6% over the prior-year quarter, while gross margin improved to 6.6% from a negative 0.8% last year.
  Sypris Electronics’ fourth quarter revenue increased 72.4% over the prior-year comparable period.
  Sypris Technologies’ fourth quarter revenue declined from the prior-year comparable period, but increased 7.2% sequentially as increased shipments of energy and heavy truck components continued to offset the completion of a contract at the end of 2016.
  Gross margin for Sypris Technologies was 10.7% for the quarter, resulting in positive operating income for the period driven by improved mix and significantly lower operating costs.
  The Company completed the closure of its 450,000-square foot Broadway plant during November, which represented the final step of its previously announced $26.3 million two-year cost improvement target.
  Selling, general and administrative expense declined 39% compared with the prior-year period, reflecting the positive impact of achieving the Company’s cost improvement targets.
  During the quarter, the Company announced several new contract awards for Sypris Electronics for the production of electronic assemblies for use in US Military, Space and global Deep Sea communications programs.
  The Company raised its revenue guidance to $90.0-$96.0 million for 2018 from its previous outlook of $86.0-$92.0 million, reflecting the impact of new contract awards and positive market conditions. Gross margin for the year is expected to be in the range of 15%-17%.

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“We are pleased to report that Sypris Technologies has returned to profitability for the first quarterly period since 2014, reflecting our efforts to target more strategic marketing opportunities,” commented Jeffrey T. Gill, president and chief executive officer. “This represented a major milestone following three years of work to adjust to the completion of two large contracts at the end of 2014 and 2016. The considerable and growing strength in the commercial vehicle and energy markets should contribute to further improvement for this segment in 2018.

“This milestone coincides with the termination of all production at our Broadway Plant as of the end of the year, which completed the major actions planned with regard to the two-year, $26.3 million cost improvement target we announced a year ago. The year-over-year increase in consolidated gross profit and the reductions in selling, general and administrative expense and interest and debt-related expense were essential to the achievement of that goal.

“Sypris Electronics’ results were affected during the fourth quarter by an unfavorable revenue mix, which included the start-up of new programs and shortages of certain electronic components. Certain higher volume, higher margin programs were replaced with the start-up of new programs. Additionally, we incurred charges for certain year-end inventory adjustments during the fourth quarter. Despite the fourth quarter results, Sypris Electronics posted revenue growth and margin expansion for the full year 2017 over 2016. The majority of the cost reductions affecting Sypris Electronics were complete as we entered 2017, and our team continued to control costs while meeting customer expectations throughout the year.

“Electronic component shortages and extensive lead-time issues are becoming prevalent in the electronic manufacturing industry. We are working with our customers to qualify alternative components or suppliers to mitigate the impact on our business. The majority of our aerospace and defense programs require specific components or components that are sole-sourced to specific suppliers; therefore, the resolution of supplier constraints requires coordination with our customers or the end-users of the products.

“We expect that the progress made in 2016 and 2017, combined with the strength in the overall market, will enable the Company’s consolidated operations to return to profitability for 2018,” Mr. Gill added. “The Company’s total fixed manufacturing overhead costs have been reduced, our underutilized assets are being divested and important new business continues to be secured, the most recent of which included the award of new contracts with Harris Corporation.”

Concluding, Mr. Gill said, “With the closure of the Broadway Plant, we have taken 450,000 square feet out of our operating footprint, our year-to-date SG&A expense is down $8.9 million from the prior year and our customer base and markets served are growing and are considerably more diversified than at any point in our history. We have streamlined our cost structure significantly and have substantially improved the Company’s competitiveness.”

Fourth Quarter and Year End Results

The Company reported revenue of $21.5 million for the fourth quarter compared to $20.0 million for the prior-year period. The Company's net loss was $1.2 million, or $0.06 per share, as compared to a net loss of $4.6 million, or $0.23 per share, for the prior-year comparable period.

For the full year ended December 31, 2017, the Company reported revenue of $82.3 million compared to $91.8 million for the prior year and a net loss of $10.8 million, or $0.53 per share, as compared to net income of $6.0 million, or $0.30 per diluted share, for the prior year. Results for the year ended December 31, 2017, included net gains of $2.7 million related to the sale of idle assets offset by severance, relocation and other costs of $2.4 million.

The results for the year ended December 31, 2016, included a gain of $31.2 million from the CSS sale during the third quarter, a gain of $2.4 million related to a sale-leaseback and severance, relocation and other costs of $1.2 million. Additionally, results for the year ended December 31, 2016, included the CSS operations sold in August 2016.

Sypris Technologies

Revenue for Sypris Technologies was $14.5 million in the fourth quarter compared to $15.9 million for the prior-year period, primarily reflecting the completion of a customer contract partially offset by increased sales of oil and gas pipeline components. Gross profit for the quarter was $1.6 million, or 10.7% of revenue, compared to $1.0 million, or 6.4% of revenue, for the same period in 2016.

Sypris Electronics

Revenue for Sypris Electronics increased to $7.0 million in the fourth quarter of 2017 as compared to $4.0 million for the prior-year period, reflecting sales on new programs during the period. Gross profit for the quarter was a negative $0.1 million compared to a negative $1.2 million for the prior-year period, primarily reflecting the increase in volumes.

Outlook

Commenting on the future, Mr. Gill added, “Our markets are poised to provide Sypris with the opportunity for healthy, double-digit revenue growth during 2018. New contract awards and market expansion are expected to occur in each of our targeted markets for energy, commercial vehicle and aerospace and defense products.

“Third-party forecasts for the Class 8 commercial vehicle market show production up over 30% in 2018 as compared to 2017. The oil and gas pipeline market continues to benefit from increased demand and higher oil prices. The full fiscal year 2018 is also forecast to benefit from significantly lower fixed overhead and production costs at Sypris Technologies, as well as from the elimination of severance and other expenses. Additionally, the National Defense Authorization Act for Fiscal Year 2018 provides nearly $700 billion in funding for the U.S. Department of Defense, which is expected to support program growth and market expansion during the coming year for Aerospace and Defense participants.

“Our outlook for revenue for 2018 is in the range of $90.0-$96.0 million with first-half revenue comprising $43.0-$45.0 million of the total, primarily reflecting the impact of delayed electronic component receipts. The second half of 2018 is expected to benefit from a normalization of these receipts and new program launches, resulting in revenue in the range of $47.0-$51.0 million.

We expect to see further meaningful improvements in gross margin to 15%-17% for the year, with sequential improvements from the first to second half periods. We expect selling, general and administrative spending to decline in 2018 from the prior year, and to be in the range of 13.0%-14.5% of revenue for the full year, subject to our actual top-line performance. The net result is that we expect to return to profitability on a consolidated basis for 2018.”

Sypris Solutions is a diversified provider of truck components, oil and gas pipeline components and aerospace and defense electronics. The Company produces a wide range of manufactured products, often under multi-year, sole-source contracts. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements include our plans and expectations of future financial and operational performance. Each forward-looking statement herein is subject to risks and uncertainties, as detailed in our most recent Form 10-K and Form 10-Q and other SEC filings. Briefly, we currently believe that such risks also include the following: our estimated EBITDA and cash flows includes significant gains and proceeds from the anticipated sale of certain equipment, but there can be no assurances that such sales will be achieved as planned; our failure to return to profitability on a timely basis, which would cause us to continue to use existing cash resources or other assets to fund operating losses; our failure to successfully complete final contract negotiations with regard to our announced contract “awards”; our failure to implement specific plans (a) to offset the impact of reduced revenues as we migrate our focus from a small number of traditional tier 1 customers in the commercial vehicle markets to a more diversified base of customers who are able to place higher strategic value on our innovation, flexibility and lean manufacturing capabilities, including an increase in sales of our Tube Turns® product line, and (b) to implement our cost-savings initiatives and to consolidate and streamline operations in accordance with the modified exit or disposal plan related to our Broadway Plant and our other plans, including the ability of our Toluca Plant to successfully consolidate any relocated operations or business lines; the fees, costs and supply of, or access to, debt, equity capital, or other sources of liquidity; inventory valuation risks including excessive or obsolescent valuations or price erosions of raw materials or component parts on hand; breakdowns, relocations or major repairs of machinery and equipment, especially in our Toluca Plant; disputes or litigation involving supplier, customer, employee, creditor, stockholder, product liability or environmental claims; volatility of our customers’ forecasts, scheduling demands and production levels which negatively impact our operational capacity and our effectiveness to integrate new customers or suppliers, and in turn cause increases in our inventory and working capital levels; potential impairments, non-recoverability or write-offs of assets or deferred costs; the costs of compliance with our auditing, regulatory or contractual obligations; regulatory actions or sanctions; dependence on, retention or recruitment of key employees; the cost, quality, timeliness, efficiency and yield of our operations and capital investments, including working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, tariffs, freight or expediting costs; cost and availability of raw materials such as steel, component parts, natural gas or utilities; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; labor relations; strikes; union negotiations; pension valuation, health care or other benefit costs; potential weaknesses in internal controls over financial reporting and enterprise risk management; our inability to patent or otherwise protect our inventions or other intellectual property from potential competitors; our reliance on third party vendors and sub-suppliers; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; U.S. government spending on products and services that Sypris Electronics provides, including the timing of budgetary decisions; risks of foreign operations; currency exchange rates; war, terrorism, or political uncertainty; cyber security threats and disruptions; failure to adequately insure or to identify environmental or other insurable risks; unanticipated or uninsured disasters, losses or business risks; inaccurate data about markets, customers or business conditions; or unknown risks and uncertainties.

SYPRIS SOLUTIONS, INC.
Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended
	December 31,
	2017	2016
	(Unaudited)
Revenue	$21,489	$19,971
Net (loss) income	$(1,234)	$(4,648)
(Loss) income per common share:
Basic	$(0.06)	$(0.23)
Diluted	$(0.06)	$(0.23)
Weighted average shares outstanding:
Basic	20,393	20,165
Diluted	20,393	20,165

	Year Ended
	December 31,
	2017	2016
	(Unaudited)
Revenue	$82,294	$91,797
Net (loss) income	$(10,822)	$6,043
(Loss) income per common share:
Basic	$(0.53)	$0.30
Diluted	(0.53)	0.30
Weighted average shares outstanding:
Basic	20,326	19,861
Diluted	20,326	19,761

Sypris Solutions, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Net revenue:
Sypris Technologies	$14,525	$15,932	$54,891	$63,324
Sypris Electronics	6,964	4,039	27,403	28,473
Total net revenue	21,489	19,971	82,294	91,797
Cost of sales:
Sypris Technologies	12,972	14,907	54,496	63,578
Sypris Electronics	7,089	5,232	24,816	27,470
Total cost of sales	20,061	20,139	79,312	91,048
Gross profit (loss):
Sypris Technologies	1,553	1,025	395	(254)
Sypris Electronics	(125)	(1,193)	2,587	1,003
Total gross profit	1,428	(168)	2,982	749
Selling, general and administrative	2,967	4,867	13,128	22,008
Research and development	2	12	38	330
Severance, relocation and other costs	125	647	2,360	1,169
Operating loss	(1,666)	(5,694)	(12,544)	(22,758)
Interest expense, net	207	214	809	4,882
Loss on extinguishment of debt	-	-	-	1,521
Other expense (income), net	49	(1,339)	(1,913)	(35,505)
(Loss) income before taxes	(1,922)	(4,569)	(11,440)	6,344
Income tax (benefit) expense, net	(688)	79	(618)	301
Net (loss) income	$(1,234)	$(4,648)	$(10,822)	$6,043
(Loss) income per common share:
Basic	$(0.06)	$(0.23)	$(0.53)	$0.30
Diluted	$(0.06)	$(0.23)	$(0.53)	$0.30
Dividends declared per common share	$-	$-	$-	$-
Weighted average shares outstanding:
Basic	20,393	20,165	20,326	19,861
Diluted	20,393	20,165	20,326	19,761

Sypris Solutions, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	December 31,	December 31,
	2017	2016
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$8,144	$15,270
Restricted cash	-	1,500
Accounts receivable, net	9,317	8,010
Inventory, net	17,641	14,558
Other current assets	2,003	2,730
Assets held for sale	2,898	832
Total current assets	40,003	42,900
Property, plant and equipment, net	15,574	17,943
Other assets	1,578	1,794
Total assets	$57,155	$62,637
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,465	$6,693
Accrued liabilities	10,330	10,821
Current portion of capital lease obligations	829	208
Total current liabilities	21,624	17,722

Long-term capital lease obligations	3,397	2,950
Note payable - related party	6,435	6,375
Other liabilities	8,769	9,492
Total liabilities	40,225	36,539
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized; no shares issued	-	-
Series A preferred stock, par value $0.01 per share, 24,850 shares authorized; no shares issued	-	-
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares authorized; no shares issued	-	-
Common stock, par value $0.01 per share, 30,000,000 shares authorized; 21,438,269 shares issued and 21,422,077 outstanding in 2017 and 21,330,882 shares issued and 21,329,690 outstanding in 2016	214	213
Additional paid-in capital	153,858	153,252
Accumulated deficit	(111,591)	(100,769)
Accumulated other comprehensive loss	(25,551)	(26,598)
Treasury stock, 16,192 and 1,192 shares in 2017 and 2016, respectively	-	-
Total stockholders’ equity	16,930	26,098
Total liabilities and stockholders’ equity	$57,155	$62,637

Sypris Solutions, Inc.
Consolidated Cash Flow Statements
(in thousands)

	Year Ended
	December 31,
	2017	2016
	(Unaudited)
Cash flows from operating activities:
Net loss (income)	$(10,822)	$6,043
Adjustments to reconcile net loss (income) to net cash used in operating activities:
Depreciation and amortization	3,884	6,288
Deferred income taxes	(667)	-
Stock-based compensation expense	730	1,372
Deferred loan costs recognized	60	2,261
Loss on extinguishment of debt	-	1,521
Gain on the sale of assets	(2,668)	(33,626)
Provision for excess and obsolete inventory	116	880
Other noncash items	(32)	(1,440)
Changes in operating assets and liabilities:
Accounts receivable	(1,419)	4,072
Inventory	(3,204)	(1,809)
Prepaid expenses and other assets	951	(81)
Accounts payable	3,491	(4,610)
Accrued and other liabilities	121	(175)
Net cash used in operating activities	(9,459)	(19,304)
Cash flows from investing activities:
Capital expenditures	(1,637)	(1,763)
Proceeds from sale of assets	2,801	51,581
Change in restricted cash	1,500	(1,500)
Net cash provided by investing activities	2,664	48,318
Cash flows from financing activities:
Capital lease payments	(208)	(156)
Repayment of term loan	-	(11,714)
Repayment of revolving credit agreement	-	(2,132)
Penalty paid on early extinguishment of debt	-	(1,521)
Proceeds from related party note payable	-	1,000
Debt issuance and modification costs	-	(379)
Indirect repurchase of shares for minimum statutory tax withholdings	(123)	(191)
Net cash used in financing activities	(331)	(15,093)
Net (decrease) increase in cash and cash equivalents	(7,126)	13,921
Cash and cash equivalents at beginning of period	15,270	1,349
Cash and cash equivalents at end of period	$8,144	$15,270

CONTACT:
Sypris Solutions, Inc.
Anthony C. Allen, 502-329-2000
Chief Financial Officer